Exhibit 5.1

Barristers & Solicitors / Patent & Trade-mark Agents

February 14, 2023 Aeterna Zentaris Inc. 315 Sigma Drive Summerville, South Carolina 29486	Norton Rose Fulbright Canada llp 222 Bay Street, Suite 3000, P.O. Box 53 Toronto, Ontario M5K 1E7 CANADA F:+1416.216.3930 nortonrosefulbright.com

Re: Registration Statement on Form F-1

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Aeterna Zentaris Inc. (the Corporation) in connection with an arrangement agreement (the Arrangement Agreement) dated December 14, 2023, as amended January 16, 2024, entered into between the Corporation and Ceapro Inc. (Ceapro) pursuant to which the Corporation will acquire all of the issued and outstanding common shares of Ceapro and in connection with the registration on Form F-1 (the Registration Statement) filed on February 14, 2024 by the Corporation with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended, (the Securities Act) of (i) up to 2,534,424 common share purchase warrants (Aeterna Zentaris New Warrants), each exercisable for one common share of the Corporation (each, a Warrant Share), to all of the holders of common shares of the Corporation (Common Shares) and to all of the holders of the Corporation’s outstanding common share purchase warrants pursuant to the terms of the Arrangement Agreement and a warrant indenture to be entered into between the Corporation and Computershare Trust Company of Canada providing for the creation and issuance of the Aeterna Zentaris New Warrants (the Warrant Indenture), and (ii) up to 2,534,424 Warrant Shares issuable upon the exercise of such Aeterna Zentaris New Warrants.

As counsel, we have made such investigations and examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion, including:

a)	the Registration Statement;

b)	the Arrangement Agreement;

c)	the form of Warrant Indenture, including the form of certificate for the Aeterna Zentaris New Warrants;

d)	the articles, as amended, and the notice of articles of the Corporation; and

e)	a Certificate of Good Standing dated February 13, 2024 issued by the British Columbia Registrar of Companies.

With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers of the Corporation and have not performed any independent check or verification of such factual matters.

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents, and that all facts set forth in the certificates supplied by officers of the Corporation are complete, true and accurate as of the date hereof. We have also assumed that the Certificate of Good Standing referred to above will continue to be accurate as at the date of issuance of any Warrant Shares upon the exercise of the Aeterna Zentaris New Warrants. We have also assumed that the Arrangement Agreement constitutes a legal, valid and binding obligation of each of the parties thereto under applicable laws, enforceable against each of them in accordance with its terms, and that the Arrangement Agreement has not been amended, modified, supplemented, terminated or waived in any respect or in any manner by any of the parties thereto since the date thereof.

The opinion set forth below is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein, in each case in effect on the date hereof. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

The opinion set forth below is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity; (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies; (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial; (v) we express no opinion with respect to the enforceability of any waiver of any usury defense; (vi) we express no opinion as to whether the Registration Statement contains full, true and plain disclosure of all material facts relating to the New Aeterna Zentaris Warrants or any other matters for the purposes of the Securities Act (Ontario); and (vii) where our opinion below refers to the Warrant Shares as being “fully paid and non-assessable,” such opinion assumes that all required consideration (in whatever form) has been or will be paid or provided, and we express no opinion with respect to the adequacy of any consideration received

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, including the assumption that the Registration Statement and any required post-effective amendment(s) thereto required by applicable laws have become effective under the Securities Act, we are of the opinion that:

1.	The execution, delivery and performance by the Corporation of the Warrant Indenture has been duly authorized by all necessary corporate action on the part of the Corporation and, upon delivery and execution of the Warrant Indenture, the Warrant Indenture will constitute a legal, valid and binding obligation of the Corporation and will be enforceable against the Corporation in accordance with its terms.

2.	The Aeterna Zentaris New Warrants have been duly authorized by all necessary corporate action on the part of the Corporation and, upon delivery and execution of the Warrant Indenture, will be validly created and issued and will entitle the holders thereof to the rights specified in the Warrant Indenture.

3.	All necessary corporate action has been taken by the Corporation to authorize the issue of the Warrant Shares, and upon the exercise of the Aeterna Zentaris New Warrants in accordance with their terms, the Warrant Shares will be validly issued as fully paid and non-assessable Common Shares.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Corporation, the Registration Statement, the Aeterna Zentaris New Warrants or the Warrant Shares.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference of our name therein and in the prospectus forming a part thereof under the heading “Legal Matters”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours truly,

/s/ Norton Rose Fulbright Canada LLP

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